EX-23.3
                         CONSENT OF COUNSEL

                         Brian F. Faulkner
                   A Professional Law Corporation
                   27127 Calle Arroyo, Suite 1923
                San Juan Capistrano, California 92675
                           (949) 240-1361


August 24, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. - Form S-8 POS

Dear Sir/Madame:

     I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 100,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan.
I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.